Exhibit 99.1

AVX and Kyocera Enter Into Merger Agreement: Kyocera to Acquire all of the Outstanding Shares of AVX that it Does Not Own for $21.75 per Share in Cash

FOUNTAIN INN, S.C. – February 21, 2020 -- AVX Corporation (NYSE: AVX) (“AVX”) announced today that Kyocera Corporation (“Kyocera”) and AVX have entered into a definitive merger agreement providing for the acquisition by Kyocera of all the outstanding shares of common stock of AVX not owned by Kyocera pursuant to an all-cash tender offer for $21.75 per share (the “Tender Offer”), followed by a squeeze-out merger in which all of the outstanding shares of AVX common stock not tendered in the Tender Offer (other than shares owned by holders who validly seek appraisal or shares already held by Kyocera) will be converted into the right to receive $21.75 per share of common stock, in cash (the “Transaction”).  Kyocera currently owns approximately 72% of the outstanding shares of AVX common stock.  Following completion of the Transaction, AVX will become a wholly owned subsidiary of Kyocera.

The $21.75 offer price represents a 44.6% premium over AVX’s closing price on November 26, 2019 (the last trading day prior to the announcement of Kyocera’s initial proposal to acquire all of the outstanding shares of common stock of AVX not owned by Kyocera) and a 42.1%, 42.4%, and 34.9% premium over AVX’s 1-, 3- and 12- month average closing share price, respectively.

As previously announced, following receipt of a proposal from Kyocera to acquire all of the outstanding shares of AVX common stock that Kyocera does not own for a price of $19.50 in cash, the AVX board of directors appointed a special committee consisting of three independent directors of AVX (the “Special Committee”) for purposes of  evaluating and negotiating a potential transaction with Kyocera.  Following the formation of the Special Committee, Kyocera and the Special Committee have been in discussions and negotiations regarding Kyocera’s proposal to acquire all of the outstanding shares of common stock of AVX not owned by Kyocera.

The board of directors of AVX, acting on the recommendation of the Special Committee, has approved the Transaction and determined to recommend that the AVX stockholders tender their shares in the Tender Offer.

The Transaction is subject to customary closing conditions and is not subject to any financing condition. Kyocera has announced that it currently expects the Transaction to close in the fourth quarter of Kyocera’s fiscal year ending March 2020.  The Tender Offer will be subject to customary conditions and will not be subject to any minimum condition.

Centerview Partners LLC is acting as the financial advisor to the Special Committee and provided the Special Committee with an opinion regarding the fairness of the consideration to be paid by Kyocera to AVX stockholders and Wachtell, Lipton, Rosen & Katz is acting as the Special Committee’s legal counsel. Alston & Bird is acting as legal counsel to AVX.

About AVX Corporation

AVX is a leading worldwide manufacturer, supplier, and reseller of a broad line of electronic components, interconnect, sensing and control devices, and related products. Electronic components and connector, sensing and control products manufactured or resold by AVX are used in many types of end use products, including those in telecommunications, automotive, transportation, energy harvesting, consumer electronics, military/aerospace, medical, computer, and industrial markets.  AVX, headquartered in Fountain Inn, South Carolina.

Please visit our website at www.avx.com.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

The tender offer for the outstanding shares of AVX’s common stock described above has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of AVX’s common stock, nor is it a substitute for the tender offer materials that Kyocera and Merger Sub will file with the SEC upon commencement of the tender offer. On the commencement date of the tender offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by Kyocera and Merger Sub, and, following such filing, a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by AVX, and a Schedule 13E-3 transaction statement will be filed by AVX and certain other persons, including Kyocera. The offer to purchase shares of AVX’s common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT, THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER AND THE SCHEDULE 13E-3 TRANSACTION STATEMENT, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF SHARES OF AVX’S COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES.

Investors and security holders may obtain a free copy of these materials (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the exchange agent for the tender offer that will be named in the tender offer statement. Copies of AVX’s filings with the SEC may be obtained free of charge at the “Investors” section of AVX’s website at http://www.avx.com or by directing a request to: AVX Corporation, 1 AVX Boulevard, Fountain Inn, South Carolina 29644.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements, including statements relating to the proposed acquisition of AVX by Kyocera and other matters, that are not historical facts. Statements in this news release that relate to future results and events are forward-looking statements based on AVX’s current plans and expectations and are subject to a number of risks and uncertainties that could cause such plans and expectations, including actual results, to differ materially from those described in these forward-looking statements. You should not place undue reliance on these statements. All statements other than statements of historical fact, including statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, are statements that could be deemed forward-looking statements. Risks, uncertainties and other factors include, but are not limited to: (a) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (b) the failure of the proposed tender offer or merger to close for any other reason; (d) risks related to disruption of management’s attention from AVX’s ongoing business operations due to these transactions; (e) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against AVX and others relating to the merger agreement; (f) the risk that the pendency of the proposed tender offer and merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed tender offer and merger; (g) the effect of the announcement of the proposed tender offer and merger on AVX’s relationships with its customers, operating results and business generally; and (h) the amount of the costs, fees, expenses and charges related to the proposed transactions under the merger agreement. You should consider these factors carefully in evaluating the forward-looking statements. Many of these risks and uncertainties are beyond AVX’s control. No assurance can be given that actual results or events will not differ materially from those projected, estimated, assumed or anticipated in any such forward-looking statements. Important factors that could result in such differences, in addition to other factors noted with such forward-looking statements, are discussed in AVX’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019, which was filed with the SEC on May 17, 2019, under the heading “Item 1A. Risk Factors,” and in any subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed by AVX with the SEC. Inclusion of any information or statement in this news release does not necessarily imply that such information or statement is material. AVX disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this news release or otherwise, and such information included in this news release is based on information currently available and may not be reliable after this date.

Contact:

AVX Corporation, Fountain Inn

Michael Hufnagel

864-967-9351

investor.relations@avx.com